                                                                   EXHIBIT 10.15

                                                       Jefferies & Company, Inc.

         11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025
                                         Telephone (310) 575-5200 (800) 933-6656
                                                              Fax (310) 575-5165
CORPORATE FINANCE

                                  May 25, 2000

FREEREALTIME.COM, INC.
3333 Michelson Drive, Suite 430
Irvine, CA 92612

     Attention:           Geoff Moore, Chairman & Co-CEO
                          Brad Gunn, Co-CEO

Ladies and Gentlemen:

      1. Retention. This letter agreement (the "Agreement") confirms that FreeRealtime.com, Inc. (the "Company"), a Delaware corporation, has engaged Jefferies & Company, Inc. ("Jefferies") to (i) render its written opinion to the Board of Directors of the Company as to the fairness of the consideration to be paid by the Company to the Company's shareholders from a financial point of view (the "Fairness Opinion") in connection with the potential acquisition (the "Acquisition") of Red Chip.com ("Red Chip"), and (ii) act as exclusive financial advisor to and lead placement agent for the Company in connection with the structuring, issuance and sale (the "Offering") of up to $20 million of equity securities of the Company (the "Securities"). The Company and Jefferies understand and agree that the Company may engage Roth Capital Partners as co-placement agent (the "Co-Agent") in connection with the Offering and that Jefferies shall have the right to approve the terms of such engagement and the extent of the Co-Agent's participation in the Offering, which approval shall not be unreasonably withheld. The rendering of the Fairness Opinion and the Offering shall be referred to each individually and collectively as the "Transaction." In connection with such engagement, Jefferies will assist the Company in (a) identifying and contacting potential purchasers of the Securities, (b) preparing an offering memorandum with respect to the Company and the Offering, and (c) structuring and negotiating the financial aspects of the Offering. During the term of the Agreement, the Company agrees that it will not, directly or indirectly, offer any of the Securities or any similar securities for sale to, or solicit any offer to purchase any of the same from, or otherwise contact, approach or negotiate with respect thereto with any person or persons, other than through Jefferies as agent. Delivery of the Fairness Opinion shall be subject to the approval of Jefferies' Underwriting Assistance Committee and Jefferies shall be under no obligation to update the Fairness Opinion after it has been delivered.

      2. Information on the Company. In connection with Jefferies' activities hereunder, the Company will furnish Jefferies and its counsel with all material and information regarding the business and financial condition of the Company (all such information so furnished being the

FREEREALTIME.COM, INC.
May 25, 2000
Page 2

"Information") and with a private placement memorandum with respect to the Company and the Securities (such memorandum, including all exhibits or supplements thereto, the "Offering Materials"). The Company recognizes and confirms that Jefferies: (a) will use and rely solely on the Information, information in the Proxy Statement prepared by the Company with respect to the Acquisition, the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) is authorized as the Company's exclusive financial advisor and sole placement agent to transmit to any prospective purchaser of the Securities a copy or copies of the Offering Materials, and the forms of purchase agreements and other legal documentation necessary or advisable in connection with the transactions contemplated hereby;
(c) does not assume responsibility for the accuracy or completeness of the Information, the Proxy Statement, the Offering Materials or such other information; (d) will not make an appraisal of any assets or liabilities of the Company; (e) will not perform due diligence on any potential purchasers of the Securities; and (f) retains the right to continue to perform due diligence on the Company during the course of the engagement.

      3. Use of Name. The Company agrees that any reference to Jefferies in any release, communication, or other material is subject to Jefferies' prior written approval, which may be given or withheld in its sole discretion. If Jefferies resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to Jefferies, despite any prior written approval that may have been given therefor.

      4. Use of Advice. No statements made or advice rendered by Jefferies in connection with the services performed by Jefferies pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by, the Company or any person or corporation controlling, controlled by or under common control with, the Company or any director, officer, employee, agent or representative of any such person, without the prior written authorization of Jefferies, which may be given or withheld in its sole discretion, except to the extent required by law (in which case the appropriate party shall so advise Jefferies in writing prior to such use and shall consult with Jefferies with respect to the form and timing of disclosure).

      5. Compensation. In payment for services rendered and to be rendered hereunder by Jefferies, the Company agrees to pay to Jefferies as follows:

            (a) A non-refundable cash fee of $100,000 upon the delivery of the Fairness Opinion by Jefferies to the Board of Directors of the Company.

            (b) A non-refundable cash fee of $200,000 upon the earlier to occur of (i) the date of the first hearing with representatives of the State of California regarding the fairness of the Acquisition, (ii) 45 days from the date of the delivery of the Fairness Opinion to the Board of Directors of the Company, or (iii) the consummation of a Transaction.


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FREEREALTIME.COM, INC.
May 25, 2000
Page 3

            (c) Upon consummation of the Offering, or in the event there are multiple closings of the sale of Securities, upon each closing, the Company shall pay to Jefferies in cash a fee based on the aggregate gross proceeds from such sale of Securities (the "Success Fee"). The Success Fee shall be an amount that is equal to:

                  (i) for each closing in which the aggregate gross proceeds from Securities placed through Jefferies is less than $7 million, the sum of 7% of the aggregate gross proceeds from the issuance of the Securities placed through Jefferies in connection with such closing plus 2% of the aggregate gross proceeds from the issuance of the Securities placed through the Co-Agent in connection with such closing; and

                  (ii) for each closing in which the aggregate gross proceeds from Securities placed by Jefferies is equal to or greater than $7 million, the greater of (A) the difference between $700,000 and the aggregate Success Fee paid to Jefferies pursuant to Section 5(c)(i) above; or (B) the sum of 7% of the aggregate gross proceeds from the issuance of the Securities placed by Jefferies in connection with such closing plus 2% of the aggregate gross proceeds from the issuance of the Securities placed by any Co-Agent in connection with such closing.

      In addition, if the Company consummates the sale of the Securities and undertakes within one year of the closing of the sale of the Securities (i) a financing, Jefferies shall be given the right, but not the obligation, to act as lead manager or co-manager for such an offering and to receive at least 40% of the aggregate gross spread from such an offering (such gross spread in such transactions will be mutually determined in good faith by the Company and Jefferies and shall be based on the prevailing market for similar services); or
(ii) a merger with or into, a consolidation with, a sale of all or substantially all of its assets to, or an acquisition of all or substantially all of the assets of, another person or group of affiliated persons (other than the Company or its subsidiaries) in a transaction or series of related transactions (any such transaction, a "Sale"), then Jefferies shall be given the right, but not the obligation, to act as a financial advisor to the Company for such transaction or transactions. Upon receiving notice from the Company regarding its intent to undertake such an offering or Sale, Jefferies shall promptly indicate to the Company in writing whether it intends to exercise its right to act as lead manager or co-manager in such offering or as a financial advisor in such Sale. The retention and compensation of Jefferies for such subsequent transactions shall be outlined in a separate agreement or agreements not considered part of this Agreement.

            (d) Upon consummation of the sale of Securities, or in the event there are multiple closings of the sale of Securities, upon each closing of the sale of Securities, the Company shall issue to Jefferies warrants (the "Warrants") to purchase that number of shares of the Securities equal to:

                  (i) for each closing in which the aggregate gross proceeds from Securities placed by Jefferies is less than $7 million, warrants to purchase the number of Securities equal to the sum of 7% of the number of Securities placed through Jefferies in

FREEREALTIME.COM, INC.
May 25, 2000
Page 4

connection with such closing plus 2% of the number of Securities placed through the Co-Agent in connection with such closing; and

                  (ii) for each closing in which the aggregate gross proceeds from Securities placed by Jefferies is equal to or greater than $7 million, the greater of (A) the difference between 200,000 and the total number of warrants previously issued to Jefferies under Section 5(d)(i) above; or (B) the sum of 7% of the number of securities placed through Jefferies in connection with such closing plus 2% of the number of Securities placed through the Co-Agent in connection with such closing.

      The Warrants shall be exercisable at any time following their issuance at the Offering price and shall have a term of five years. The Warrants will be evidenced by a Warrant Agreement which shall contain customary anti-dilution, exercise and registration rights provisions and such other terms as the parties may agree upon, and which shall be delivered by the Company to Jefferies at the closing.

            (e) In addition to the compensation to be paid to Jefferies as provided in Sections 5(a), 5(b), 5(c), and 5(d) hereof, without regard to whether any Transaction is consummated or this Agreement expires or is terminated, the Company shall pay to, or on behalf of, Jefferies, promptly as billed, all fees, disbursements and out-of-pocket expenses incurred by Jefferies in connection with its services to be rendered hereunder (including, without limitation, the fees and disbursements of Jefferies' counsel, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures).

            (f) Jefferies may resign at any time and the Company may terminate Jefferies' services at any time, each by giving prior written notice to the other. If Jefferies resigns or the Company terminates Jefferies' services for any reason, Jefferies and its counsel shall be entitled to receive all of the amounts due pursuant to Sections 5(a), 5(b), 5(c), 5(d) and 5(e) hereof up to and including the effective date of such termination or resignation, as the case may be. If, prior to the consummation of the sale of Securities, Jefferies' services hereunder are terminated by the Company or this Agreement expires, and the Company completes an offering similar to the Offering contemplated herein within one year of such termination or expiration, then the Company shall pay Jefferies concurrently with the closing of such transaction in cash the fees as outlined in Sections 5(c) and 5(d).

            (g) No fee paid or payable to Jefferies or any of its affiliates shall be credited against any other fee paid or payable to Jefferies or any of its affiliates.

            (h) Jefferies shall have the right but not the obligation to purchase at the closing of the sale of Securities up to $2.5 million of the Securities at the same price and on the same terms as other investors in the Offering.

      6. Representations and Warranties. The Company represents and warrants to Jefferies that (a) this Agreement has been duly authorized, executed and delivered by the


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FREEREALTIME.COM, INC.
May 25, 2000
Page 5

Company; and, assuming the due execution by Jefferies, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (b) the Information and the Offering Materials will not, when delivered nor at the closing of the sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall advise Jefferies promptly of the occurrence of any event or any other change prior to the closing which results in the Information or the Offering Materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      7. Indemnity; Limitation of Liability. In partial consideration of the services to be rendered hereunder the Company shall indemnify Jefferies and certain other Indemnified Persons (as defined in Schedule A hereto) in accordance with Schedule A attached hereto. The Company shall not and shall cause its affiliates and their respective directors, officers, employees, shareholders and agents not to, initiate any action or proceeding against Jefferies or any other Indemnified Person in connection with this engagement or the Acquisition or Transaction unless such action or proceeding is based solely upon the bad faith or gross negligence of Jefferies or any such Indemnified Person. The parties hereto agree that Jefferies and the Indemnified Persons shall not, and shall not be deemed to, owe any fiduciary duties to the Company under this agreement or otherwise.

      8. Conditions of Placement. It is understood that the execution of this Agreement shall not be deemed or construed as obligating Jefferies to purchase any of the Securities and there is no obligation on the part of Jefferies to place the Securities or render the Fairness Opinion. Jefferies' services to be performed hereunder are subject to certain conditions, including, among others,
(i) approval of Jefferies' Underwriting Assistance Committee, (ii) satisfactory completion of due diligence on the Company by Jefferies, (iii) the form and terms of the Securities being mutually acceptable to the Company, Jefferies and prospective purchasers of the Securities, (iv) market conditions, and (v) no adverse change in the condition of the Company.

      9. Survival of Certain Provisions. The indemnity and contribution agreements contained in Schedule A to this Agreement and the provisions of Sections 2, 3, 4, 5, 6, 7, 14 and 15 of this Agreement and this Section 9 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Jefferies, or by or on behalf of any affiliate of Jefferies or any person controlling either, (b) completion of the Transaction, (c) the resignation of Jefferies or any termination of Jefferies' services or (d) any amendment, expiration or termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Jefferies, and the Indemnified Persons.

      10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the address set forth


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FREEREALTIME.COM, INC.
May 25, 2000
Page 6

above, and (b) if to Jefferies, at the offices of Jefferies at 11100 Santa Monica Boulevard, Suite 1000, Los Angeles, California 90025, Attention: Jerry M. Gluck, Executive Vice President and General Counsel.

      11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      12. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent may be void, at the option of the non-assigning party.

      13. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company, Jefferies and the other Indemnified Persons referred to in Schedule A hereof and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

      14. Construction and Choice of Law. This Agreement, together with Schedule A attached hereto, incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Agreement and any issue arising out of or relating to the parties' relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

      15. Jurisdiction and Venue. Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of New York, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of New York sitting in the County of New York, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of New York.

      16. Heading. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

      17. Press Announcements. At any time after the consummation or other public announcement of the sale of the Securities, Jefferies may place an announcement in such


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FREEREALTIME.COM, INC.
May 25, 2000
Page 7

newspapers and publications as it may choose, stating that Jefferies has acted as exclusive financial advisor and sole placement agent to the Company in connection with the Transaction.

      18. Amendment. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

      19. Term. Except as provided herein, this Agreement shall run from the date of this letter to a date of six months thereafter, unless extended by mutual consent of the parties (the "Term").

FREEREALTIME.COM, INC.
May 25, 2000
Page 8

      Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Jefferies as of the date first above written.

                                        Sincerely,

                                        JEFFERIES & COMPANY, INC.


                                        By
                                           -----------------------------------

                                        Name:
                                              --------------------------------

                                        Title:
                                               -------------------------------

Accepted and Agreed:

FREEREALTIME.COM, INC,

By  /s/ BRAD GUNN
   -----------------------------
   Name: Brad Gunn

   Date: May 26, 2000

                                   SCHEDULE A

                                           May 25, 2000

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, CA 90025

Ladies and Gentlemen:

      This letter agreement is entered into pursuant to, and in order to induce Jefferies & Company, Inc. ("Jefferies" or the "Placement Agent") to enter into, the engagement letter, dated May 25, 2000 (as amended from time to time in accordance with the terms thereof, the "Agreement"), between FREEREALTIME.COM, INC. (the "Company"), a Delaware corporation, and Jefferies. Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

      Since Jefferies will be acting on behalf of the Company in connection with the transactions contemplated by the Agreement, and as part of the consideration for the agreement of Jefferies to furnish its services pursuant to such Agreement, the Company agrees to indemnify and hold harmless Jefferies and its affiliates and their respective officers, directors, partners, counsel, employees and agents, and any other persons controlling Jefferies or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and the respective agents, employees, officers, directors, partners, counsel and shareholders of such persons (Jefferies and each such other person being referred to as an "Indemnified Person"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with (i) actions taken or omitted to be taken by the Company, its affiliates, employees or agents, (ii) actions taken or omitted to be taken by any Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to, the Agreement or any Transaction or proposed transaction contemplated thereby or any Indemnified Person's role in connection therewith, provided, however, that the Company shall not be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Person to the extent, and only to the extent, that it is finally judicially determined that they result solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or to be due solely to such Indemnified Person's gross negligence, and/or (iii) any untrue statement or alleged untrue statement of a material fact contained in any of the Information, the Offering Materials, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

JEFFERIES & COMPANY, INC.
May 25, 2000
Page 2

      The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Person is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Person hereunder (whether or not such Indemnified Person is a party thereto), unless such Indemnified Person has given its prior written consent or the settlement, compromise, consent or termination includes an express unconditional release of such Indemnified Person, satisfactory in form and substance to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding.

      If for any reason (other than the bad faith or gross negligence of an Indemnified Person as provided above) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company, to the fullest extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Jefferies on the other, from the Transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Jefferies on the other, but also the relative fault of the Company and Jefferies, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by Jefferies pursuant to the Agreement with respect to the Transaction. It is hereby further agreed that the relative benefits to the Company on the one hand and Jefferies on the other with respect to any Transaction or proposed transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the total value of the Transaction bears to (ii) the fees paid to Jefferies with respect to such Transaction. The relative fault of the Company on the one hand and Jefferies on the other with respect to the Transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Jefferies and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      No Indemnified Person shall have any liability to the Company or any officer, director, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except for any liability for claims, liabilities, losses or damages finally judicially determined to have resulted solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or solely as a result of such Indemnified Person's gross negligence.

      In addition, the Company shall reimburse the Indemnified Persons for all expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of Jefferies' personnel appears as witnesses, are deposed or are otherwise involved in the defense of any

JEFFERIES & COMPANY, INC.
May 25, 2000
Page 3

action against Jefferies, the Company or the Company's officers or directors, the Company shall pay Jefferies (i) with respect to each day that one of Jefferies' professional personnel appears as a witness or is deposed and/or (ii) with respect to each day that one of Jefferies' professional personnel is involved in the preparation therefor, (a) a fee of $2,000 per day for each such person with respect to each appearance as a witness or for a deposition and (b) at a rate of $200 per hour with respect to each hour of preparation for any such appearance and the Company will reimburse Jefferies for all reasonable expenses incurred by Jefferies by reason of any of its personnel being involved in any such action.

      The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration of the Term, (iii) shall apply to any modification of Jefferies' engagement and shall remain in full force and effect following the completion or termination of the Agreement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Jefferies or any other Indemnified Person and (v) shall be binding on any successor or assign of the Company and successors or assigns to all or substantially all of the Company's business and assets.

      Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Jefferies as of the date of the Agreement.

                                   Sincerely,

                                   FREEREALTIME.COM, INC.

                                   By /s/ BRAD G. GUNN
                                      ------------------------------
                                       Brad G. Gunn

                                   Title: PRESIDENT & CO-CEO
                                          --------------------------

Accepted and Agreed:

JEFFERIES & COMPANY, INC.

By
   ------------------------------

   Name:

   Title: